UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2006

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lincoln Highway Malvern, PA 19355		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Matters

Vishay Intertechnology, Inc. announced today that holders of all of its Liquid Yield Option™ Notes due 2021 (zero coupon- subordinated) (LYONs) exercised the option to require Vishay to repurchase their LYONs. The option expired at 5:00 p.m. New York City time on June 2, 2006.

The purchase price was equal to the accreted value on the purchase date of $639.76 per $1,000 principal amount at maturity of the LYONs, or approximately $137.9 million.  The purchase price was paid in cash and funded with cash on-hand.

A copy of the press release regarding this announcement is furnished as Exhibit 99 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99	Press release dated June 5, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2006

VISHAY INTERTECHNOLOGY, INC.

	By:	/s/ Richard N. Grubb

	Name:	Richard N. Grubb
	Title:	Executive Vice President and Chief Financial Officer